Exhibit 10.5

OWENS & MINOR, INC.

BOARD OF DIRECTORS

April 27, 2006

AMENDMENTS TO RETIREMENT PLAN

WHEREAS, Owens & Minor, Inc. (the “Employer”) adopted the Owens & Minor, Inc. Pension Plan (the “Plan”) effective March 31, 1957, and most recently amended and restated effective January 1, 2000; and

WHEREAS, Section 10.01 of the Plan permits the Employer acting through its Board of Directors to amend the Plan in whole or in part from time to time; and

WHEREAS, the Employer desires to amend the Plan in accordance with IRS Notice 2005-5 and to conform to the final Treasury regulations concerning minimum required distributions under Code section 401(a)(9) of the Internal Revenue Code of 1986, as amended.

RESOLVED, that upon the recommendation of the Compensation & Benefits Committee, the Board of Directors hereby approves that the Plan be amended as set forth below, effective as of the dates indicated therein.

First: Effective March 28, 2005, Plan section 4.04 (“Lump Sum Payments”) (previously Plan section 4.05) is amended by adding the following sentences immediately after the second sentence in the first paragraph:

Notwithstanding the previous sentences, and effective March 28, 2005, if the Actuarial Equivalent of a Participant’s vested Accrued Benefit at the time of the distribution does not exceed one thousand dollars ($1,000), the benefit will be distributed to the Participant in a single lump sum payment as soon as administratively practicable after the Participant has terminated or retired. If the Actuarial Equivalent of the Participant’s vested Accrued Benefit exceeds one thousand dollars ($1,000) but does not exceed three thousand five hundred dollars ($3,500), the Participant may elect, without the consent of any other person, to receive the distribution directly in a lump sum or to defer the distribution until no later than the date the Participant attains age 65, in accordance with such procedures as the Plan Administrator may elect consistent with applicable law. If such Participant does not elect to receive the distribution, the Participant’s vested Accrued Benefit shall continue to be held in the Plan until the date the Participant attains age 65 when it shall be distributed in a lump sum. Consent of the Participant’s Spouse, if otherwise applicable, is required only if the Participant’s vested Accrued Benefit exceeds three thousand five hundred dollars ($3,500), in accordance with Plan section 4.06 (previously, Plan section 4.07).

Second: Effective March 28, 2005, Plan section 4.06 (“Consent Prior to Distribution from the Plan”) (previously, Plan section 4.07) is amended by adding the following sentence immediately after the first sentence in the first paragraph:

Notwithstanding the previous sentence, and effective March 28, 2005, consent of the Participant (but not the consent of the Participant’s Spouse) is required if the Actuarial Equivalent of a Participant’s vested Accrued Benefit exceeds one thousand dollars ($1,000) but does not exceed three thousand five hundred dollars ($3,500) at the time of distribution, in accordance with Plan section 4.04 (previously, Plan section 4.05).

Third: Effective March 28, 2005, Plan section 5.02 (“Payment of Deferred Vested Benefit”) is amended by adding the following sentence at the end of the second paragraph:

Notwithstanding the previous sentences, and effective March 28, 2005, if the Actuarial Equivalent of a Participant’s vested Accrued Benefit at the time of the distribution does not exceed one thousand dollars ($1,000), the benefit will be distributed to the Participant in a single lump sum payment as soon as administratively practicable after the Participant has terminated.

Fourth: Effective March 28, 2005, Plan section 6.06 (“Lump Sum Death Benefit”) is amended by adding the following sentence immediately after the first sentence therein:

Effective March 28, 2005, if the Actuarial Equivalent of the Participant’s vested Accrued Benefit payable to the Spouse does not exceed one thousand dollars ($1,000), the benefit will be distributed to the Spouse in a single lump sum payment as soon as administratively practicable after the death of the Participant.

Fifth: Effective January 1, 2003, Article IX (“Maximum Benefits and Required Distribution of Benefits”) is amended by adding new section 9.03 at the end thereof:

9.03 Required Minimum Distributions for Calendar Years Commencing on and after January 1, 2003.

(a) General Rules. Notwithstanding any provision of the Plan to the contrary, the Plan will be administered based on a good faith interpretation of Code section 401(a)(9) for calendar years 2003, 2004, and 2005. The provisions of this Section 9.03 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2006 calendar year, in accordance with the Treasury Regulations promulgated under Code section 401(a)(9) that were finalized on June 15, 2004, and take precedence over any inconsistent provisions of the Plan.

(b)	Time and Manner of Distribution.

(i) Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as described in Plan section 9.02.

(ii) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, then distributions to the surviving Spouse will begin by the date set forth in Plan section 9.02(d).

(2) If the Participant’s surviving Spouse is not the Participant’s sole designated Beneficiary, then distributions to the designated Beneficiary will begin by the date set forth in Plan section 9.02(e).

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by the date set forth in Plan section 9.02(f).

(4) If the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this Section 9.03(b)(ii) other than Section 9.03(b)(ii)(1), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 9.03(b)(ii) and Section 9.03(e), distributions are considered to begin on the Participant’s Required Beginning Date (or, if Section 9.03(b)(4) applies, the date distributions are required to begin to the surviving Spouse under Section 9.03(b)(ii)(1)). If annuity payments irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.03(b)((ii)(1)), the date distributions are considered to begin is the date distributions actually commence.

(iii) Form of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 9.03(c), (d), and (e). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code section 401(a)(9) and the Treasury regulations.

(c)	Determination of Amount to be Distributed Each Year.

(i) General Annuity Requirements. If the Participant’s interest is paid in the form of annuity distributions under the Plan, payments under the annuity will satisfy the following requirements:

(1) the annuity distributions will be paid in periodic payments made at intervals not longer than one year;

(2) the distribution period will be over a life (or lives) not longer than the period described in Sections 9.03(d) or 9.03(e);

(3) payments will either be non-increasing or increase only as follows:

(A) by an annual percentage increase that does not exceed the annual percentage increase in a cost-of-living index that is based on prices of all items and issued by the Bureau of Labor Statistics;

(B) to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit upon death, but only if the Beneficiary whose life was being used to determine the distribution period described in Part 4 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code section 414(p); or

(C) to pay increased benefits that result from a Plan amendment.

(ii) Amount Required to be Distributed by Required Beginning Date. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Sections 9.03(b)(ii)(1) or 9.03(b)(ii)(2)) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. Payment intervals are the periods for which payments are received, e.g., bi-monthly, monthly, semi-annually, or annually. All of the Participant’s benefit accruals as of the last day of the first Distribution

Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

(iii) Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such amount accrues.

(d)	Requirements For Annuity Distributions That Commence During Participant’s Lifetime.

(i) Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant using the table set forth in Q&A-2(c)(1) of section 1.401(a)(9)-6 of the Treasury regulations.

(ii) Period Certain Annuities. Unless the Participant’s Spouse is the sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations for the calendar year that contains the Annuity Starting Date. If the Annuity Starting Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Annuity Starting Date. If the Participant’s Spouse is the Participant’s sole designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Subsection 9.03(d)(ii) or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Annuity Starting Date.

(e)	Requirements For Minimum Distributions Where Participant Dies Before Date Distributions Begin.

(i) Participant Survived by designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Sections 9.03(b)(ii)(1) or 9.03(b)(ii)(2), over the life of the designated Beneficiary not exceeding:

(1) unless the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(2) if the Annuity Starting Date is before the first Distribution Calendar Year, the Life Expectancy of the designated Beneficiary determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Annuity Starting Date.

(ii) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii) Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 9.03(e) will apply as if the surviving Spouse were the Participant, except that the time by which distributions must begin will be determined without regard to Section 9.03(b)(ii)(1).

(f)	Definitions.

(i) Designated Beneficiary. The individual who is designated as the Beneficiary under Article I of the Plan and is the designated Beneficiary under Code section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(ii) Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately proceeding the calendar year which contains the

Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 9.03(b)(ii).

(iii) Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(iv) Required Beginning Date. Effective January 1, 1997, Required Beginning Date means the date described in Plan section 9.02.

Sixth: Effective January 1, 2006, Plan section 10.01 (“Amendment of the Plan”) is amended to read as follows:

10.01 Amendment of the Plan - The Corporation shall have the right, by action of the Board, or an officer of the Corporation duly authorized by the Board, to modify, alter or amend the Plan in whole or in part; provided, however, that the duties, powers and liability of the Trustee shall not be increased without its written consent; the amount of benefits which at the time of any such modification, alteration or amendment have accrued for any Participant, Spouse or Beneficiary hereunder shall not be affected adversely thereby; and no such amendment shall have the effect of causing a reversion to the Employer of any part of the principal or income of the fund; and further

RESOLVED, that the President, Chief Executive Officer, Chief Financial Officer or Senior Vice President - Human Resources be authorized to adopt any amendment to the Plan that is required by applicable law or that will not result in a material increased funding obligation; and further

RESOLVED, that the appropriate officers be authorized and directed to take such actions and to execute such documents as may be necessary or desirable to implement the foregoing resolutions, all without the necessity of further action by this Board.